Exhibit 99.1

Contacts:	Investors	Media

	Bob Lawson	Diane Carlini

	Intuit Inc.	Intuit Inc.

	650-944-6165	650-944-6251

	robert_lawson@intuit.com	diane_carlini@intuit.com

	Erik Randerson	Tobin Lee

	Digital Insight	Digital Insight

	818-878-6615	818-878-6048

	erik.randerson@digitalinsight.com	tobin.lee@digitalinsight.com

Intuit and Digital Insight Announce Expiration of Hart-Scott-Rodino Waiting Period for Proposed Acquisition

MOUNTAIN VIEW and CALABASAS, Calif. – January 18, 2007 – Intuit Inc. (Nasdaq: INTU) and Digital Insight Corp. (Nasdaq: DGIN) announced today that the 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to Intuit’s proposed acquisition of Digital Insight expired on January 17, 2007. Digital Insight has scheduled a special meeting of stockholders to be held on February 6, 2007, to vote on the proposed merger with Intuit.

About Digital Insight Corporation

Digital Insight Corporation (Nasdaq: DGIN) is the leading provider of on-demand banking services to mid-market banks and credit unions in the United States. The company’s extensive portfolio of on-demand applications is hosted in its world-class data center and securely delivered via the Internet. Outsourcing the management of online banking services to Digital Insight empowers financial institutions to generate new sources of revenue, increase customer retention and realize increased cost efficiencies. For more information, visit www.digitalinsight.com.

About Intuit Inc.

Intuit Inc. is a leading provider of business and financial management solutions for small and mid-sized businesses, consumers and accounting professionals. Its flagship products and services, including QuickBooks®, Quicken® and TurboTax® software, simplify small business management and payroll processing, personal finance, and tax preparation and filing. ProSeries® and Lacerte® are Intuit’s leading tax preparation software suites for professional accountants.

Founded in 1983, Intuit had annual revenue of $2.3 billion in its fiscal year 2006. The company has nearly 7,500 employees with major offices in 13 states across the United States, and offices in Canada and the United Kingdom. More information can be found at www.intuit.com.

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, Digital Insight has filed a definitive proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF DIGITAL INSIGHT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS FILED BY DIGITAL INSIGHT WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials, and any other documents filed by Digital Insight with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Digital Insight may obtain free copies of the documents filed with the SEC by contacting Digital Insight’s Investor Relations at 26025 Mureau Road, Calabasas, California 91302, Telephone: (818) 878-6615. You may also read and copy any reports, statements and other information filed by Digital Insight with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Digital Insight and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Digital Insight stockholders in favor of the proposed transaction. Certain executive officers and directors of Digital Insight have interests in the transaction that may differ from the interests of stockholders generally, including without limitation acceleration of vesting of stock options, benefits conferred under retention, severance and change in control arrangements, and continuation of director and officer insurance and indemnification. These interests, and other information about the executive officers and directors of Digital Insight and their ownership of Digital Insight’s common stock, are set forth in the definitive proxy statement referenced above and the other relevant documents filed with the SEC.

In addition, Intuit and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Digital Insight’s stockholders in favor of the approval of the proposed transaction. Information concerning Intuit’s directors and executive officers is set forth in Intuit’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on November 3, 2006, and annual report on Form 10-K filed with the SEC on September 15, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Intuit’s Investor Relations Website at http://www.intuit.com/about_intuit/investors.